                                                    WARRANT NO.
                                                                ---
                            WARRANT TO PURCHASE UNITS
                                      OF
                                  RENTECH, INC.

                       Warrant to Purchase ________ Units
                    At An Exercise Price of $10,000 per Unit
                  (subject to adjustment as set forth herein)


        VOID AFTER 3:00 P.M., DENVER, COLORADO, TIME, ____________, 2002


 NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUED OR ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR REGISTERED OR QUALIFIED UNDER ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION FILED IN ACCORDANCE WITH THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.

      Rentech, Inc., 1331 Seventeenth Street, Suite 720, Denver, Colorado 80202 (the "Company"), hereby certifies that, for value received, Neidiger/Tucker/Bruner, Inc., 1675 Larimer, Plaza Level 300, Denver, Colorado 80202 ("NTB"), or any other holder as defined below, is entitled, subject to the terms and conditions set forth below, to purchase from the Company at any time before 3:00 p.m., Denver time, on ------------, 2002 (the "Expiration Date") up to ------- Units (the "Units") at a purchase price of $10,000 per Unit (the "Exercise Price"). Each Unit shall include one 10% convertible subordinated promissory note, in substantially the form of Exhibit A attached hereto and by this reference made a part hereof, in the principal amount of $10,000 (the "Note") and 10,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock").

      The number and character of the securities purchasable upon exercise of the Warrant and the Exercise Price are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant and any Warrants issued in substitution for or replacement of this Warrant, or any Warrants into which this Warrant may be divided or exchanged. The securities purchasable upon the exercise of this Warrant are hereinafter referred to as "Warrant Securities." As used herein, "Holder" shall mean NTB and any valid transferee thereof. As used herein, "Effective Date" shall mean ------------, 1997.

      This Warrant may be assigned, transferred, sold, offered for sale, or exercised by the Holder upon compliance with all the pertinent provisions hereof.

         a.               Exercise of Warrant.

           (a) Subject to the other terms and conditions of this Warrant, the purchase rights evidenced by this Warrant may be exercised in whole or in part at any time, and from time to time, on or but before 3:00 p.m., Denver time, on the Expiration Date by the Holder's presentation and surrender of this Warrant to the Company at its principal office or at the office of the Company's stock transfer agent, if any, accompanied by a duly executed Notice of Exercise in the form attached hereto, and by payment of the aggregate Exercise Price, in certified funds or a bank cashier's check, for the number of Units specified in the Notice of Exercise. In the event this Warrant is exercised in part only, as soon as is practicable after the presentation and surrender of this Warrant to the Company for exercise, the Company shall execute and deliver to the Holder a new Warrant, containing the same terms and conditions as this Warrant, evidencing the right of the Holder to purchase the number of Units as to which this Warrant has not been exercised.

           (b) Upon receipt of this Warrant by the Company as described in subsection (a) above, the Holder shall be deemed to be the holder of record of the Warrant Securities issuable upon such exercise, notwithstanding that the transfer books of the Company may then be closed or that certificates representing such Warrant Securities may not have been prepared or actually delivered to the Holder.

      2.  Exchange, Assignment or Loss of Warrant.

           (a) Subject to the provisions of Section 8 hereof, this Warrant is assignable and exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder.
 Any such assignment shall be made by surrender of this Warrant to the Company, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant promptly shall be canceled.

           (b) This Warrant, alone or with other Warrants containing substantially the same terms and conditions and owned by the same Holder, is exchangeable at the option of the Holder but at the Company's sole expense, at any time prior to its expiration either by its terms or by its exercise in full upon presentation and surrender to the Company at its principal office for another Warrant or other Warrants, of different denominations but containing the same terms and conditions as this Warrant, entitling the Holder to purchase the same aggregate number of Warrant Securities that were purchasable pursuant to the Warrant or Warrants presented and surrendered. At the time of presentation and surrender by the Holder to the Company, the Holder also shall deliver to the Company a written notice, signed by the Holder, specifying the denominations in which new Warrants are to be issued to the Holder.

           (c) The Company will execute and deliver to the Holder a new Warrant containing the same terms and conditions as this Warrant upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, provided that (i) in the case of loss, theft, or destruction, the Company receives from the Holder a reasonably satisfactory indemnification, and (ii) in the case of mutilation, the Holder presents and surrenders this Warrant to the Company for cancellation. Any new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company regardless of whether the Warrant that was lost, stolen, destroyed or mutilated shall be enforceable by anyone at any time.

      3. Adjustments; Stock Dividends, Reclassification, Reorganization, Merger and Anti-Dilution Provisions.

           (a) If the Company increases or decreases the number of its issued and outstanding Warrant Securities or changes in any way the rights and privileges of such Warrant Securities, by means of (i) the payment of a dividend or the making of any other distribution on such Warrant Securities,
 (ii) a forward or reverse split or other subdivision of Warrant Securities,
 (iii) a consolidation or combination involving its Warrant Securities, or
 (iv) a reclassification or recapitalization involving its Warrant Securities, then the Exercise Price in effect at the time of such action and the number of Warrant Securities purchasable pursuant to this Warrant at that time shall be proportionately adjusted so that the numbers, rights and privileges relating to the Warrant Securities then purchasable pursuant to this Warrant shall be increased, decreased or changed in like manner, for the same aggregate purchase price as set forth in this Warrant, as if the Warrant Securities purchasable pursuant to this Warrant immediately prior to the event at issue had been issued, outstanding, fully paid and nonassessable at the time of that event.

           (b) If the Company pays or makes any distribution upon its Notes payable in securities or other property, excluding money but including (without limitation) shares of any class of the Company's stock or stock or other securities convertible into or exchangeable for shares of Common Stock or any other class of the Company's stock or other interests in the Company or its assets ("Convertible Securities"), a proportionate part of those securities or that other property shall be set aside by the Company and delivered to the Holder in the event that the Holder exercises this Warrant. The securities and other property then deliverable to the Holder upon exercise of this Warrant shall be in the same ratio to the total securities and property set aside for the Holder as the number of Warrant Securities with respect to which the Warrant is then exercised is to the total Warrant Securities purchasable pursuant to this Warrant at the time the securities or property were set aside for the Holder.

           (c) If at any time the Company grants to its shareholders rights to subscribe pro rata for additional securities of the Company, whether Common Stock, Convertible Securities, debentures, or other classifications, or for any other securities, property or interests that the Holder would have been entitled to subscribe for if, immediately prior to such grant, the Holder had exercised this Warrant, then the Company shall also grant to the Holder the same subscription rights that the Holder would be entitled to if the Holder had exercised this Warrant in full immediately prior to such grant.

           (d) The Company shall cause effective provision to be made so that the Holder shall have the right after any event described below, by the exercise of this Warrant, to purchase for the aggregate Exercise Price described in this Warrant the kind and amount of shares of securities, and property and interests, as would be issued or payable with respect to or in exchange for the number of Warrant Securities of the Company that are then purchasable pursuant to this Warrant as if such Warrant Securities had been issued to the Holder immediately before the occurrence of any of the following events: (i) the reclassification, capital reorganization, or other similar change of outstanding securities of the Company, other than as described and provided for in subsection (a) above; (ii) the merger or consolidation of the Company with one or more other corporations or other entities, other than a merger with a subsidiary or affiliate pursuant to which the Company is the continuing entity and the outstanding shares of Common Stock, including the Warrant Securities purchasable pursuant to this Warrant, are not converted or exchanged; or (iii) the spin-off of assets to a subsidiary or an affiliated entity, or the sale, lease, or exchange of a signification portion of the Company's assets, in a transaction pursuant to which the Company's shareholders of record are to receive securities or other interests in another entity. Any such provision made by the Company for adjustments with respect to this Warrant shall be as nearly equivalent to the adjustments otherwise provided for in this Warrant as is reasonably practicable. The foregoing provisions of this subsection (d) shall similarly apply to successive reclassifications, capital reorganizations and similar changes of securities and to successive consolidations, mergers, spin-offs, sales, leases or exchanges.

           (e) If any sale, lease or exchange of all, or substantially all, of the Company's assets or business or any dissolution, liquidation or winding up of the Company (a "Termination of Business") shall be proposed, the Company shall deliver written notice to the Holder or Holders of this Warrant in accordance with Section 4. If the result of the Termination of Business is that shareholders of the Company are to receive securities or other interests of another entity, the provisions of subsection (d) above shall apply. However, if the result of the Termination of Business is that shareholders of the Company are to receive money or property other than securities or other interests in another entity, the Holder or Holders of this Warrant shall be entitled to exercise this Warrant prior to the consummation of the event at issue and, with respect to any Warrant Securities so purchased, shall be entitled to all of the rights of the other Note holders with respect to any distribution by the Company in connection with the Termination of Business.
 In the event no other entity is involved and subsection (d) does not apply, all purchase rights under this Warrant shall terminate at the close of business on the date as of which shareholders of record of the Common Stock shall be entitled to participate in a distribution of the assets of the Company in connection with the Termination of Business; provided, that in no event shall that date be less than 30 days after deliver to the Holder or Holders of this Warrant of the written notice described above and in Section
 4. If the termination of purchase rights under this Warrant is to occur as a result of the event, a statement to that effect shall be included in that written notice.

           (f) The provisions of this Section 3 shall apply to successive events that may occur from time to time but shall only apply to a particular event if it occurs prior to the expiration of this Warrant either by its terms or by its exercise in full.

      4. Notice to Holders. If, prior to the expiration of this Warrant either by its terms or by its exercise in full, any of the following shall occur:

                (i) the Company shall declare a dividend or authorize any other distribution on its Notes or Common Stock; or

                (ii) the Company shall authorize the granting to the shareholders of its Common Stock or the holders of its Notes of rights to subscribe for or purchase any securities or any other similar rights; or

                (iii) any reclassification, reorganization or similar change of the Common Stock, or any consolidation or merger to which the Company is a party, or the sale, lease, or exchange of any significant portion of the assets of the Company; or

                (iv) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                (v) any purchase, retirement or redemption by the Company of its Notes or Common Stock; then, and in any such case, the Company shall deliver to the Holder or Holders written notice thereof at least 30 days prior to the earliest applicable date specified below with respect to which notice is to be given, which notice shall state the following:

                     (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the shareholders of Common Stock or Note holders of record to be entitled to such dividend, distribution or rights are to be determined;

                     (ii) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or purchase, retirement or redemption is expected to become effective, and the date, if any, as of which the Company's shareholders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, purchase, retirement or redemption; and

                      (iii) if any matters referred to in the foregoing clauses (i) and (ii) are to be voted upon by shareholders of Common Stock, the date as of which those shareholders to be entitled to vote are to be determined.

      5. Officers' Certificate. Whenever the Exercise Price or the aggregate number of Warrant Securities purchasable pursuant to this Warrant shall be adjusted as required by the provisions of Section 3 above, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, an officers' certificate executed by the Company's President and Secretary or Assistant Secretary, describing the adjustment and setting forth, in reasonable detail, the facts requiring such adjustment and the basis for and calculation of such adjustment in accordance with the provisions of this Warrant. Each such officers' certificate shall be made available to the Holder or Holders of this Warrant for inspection at all reasonable times, and the Company, after each such adjustment, shall promptly deliver a copy of the officers' certificate relating to that adjustment to the Holder or Holders of this Warrant.

                                                       PAGE 72
      6. Reservation of Warrant Securities. The Company hereby agrees that at all times prior to the Expiration Date it will have authorized and will reserve and keep available for issuance and delivery to the Holder that number of Warrant Securities that may be required from time to time for issuance and delivery upon the exercise of the then unexercised portion of this Warrant and all similar Warrants then outstanding and unexercised and upon the exercise of any Warrant Securities.

      7. Registration Under the Securities Act of 1933. The shares of Common Stock issuable upon exercise of this Warrant and the shares of Common Stock issuable upon conversion of the Note are subject to the Registration Rights Agreement in substantially the form of Exhibit B attached hereto and by this reference made a part hereof.

      8.  Transfer to Comply With the Securities Act of 1933.

           (a) This Warrant, the Warrant Securities, all securities underlying the Warrant Securities, and all other securities issued or issuable upon exercise of this Warrant, may not be offered, sold or transferred, in whole or in part, except in compliance with the Act, and except in compliance with all applicable state securities laws.

           (b) The Company may cause substantially the following legend, or its equivalent, to be set forth on each certificate representing the Warrant Securities, securities underlying the Warrant Securities, or any other security issued or issuable upon exercise of this Warrant unless, in the opinion of legal counsel for the Company, such legend is not required:

                "The securities represented by this Certificate have not been registered under the Securities
                Act of 1933 (the Act') and are restricted securities' as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

           (c) NOTWITHSTANDING ANYTHING HEREIN CONTAINED TO THE CONTRARY, THIS WARRANT SHALL NOT BE EXERCISABLE UNLESS AND UNTIL THE COMPANY IS SATISFIED THAT EXERCISE HEREOF WOULD NOT RESULT IN LOSS OF A CLAIMED SECURITIES REGISTRATION EXEMPTION IN CONNECTION WITH ANY OTHER ACTUAL OR PROPOSED TRANSACTION THE EFFECT OF WHICH WOULD BE MATERIALLY ADVERSE TO THE COMPANY.

      9. Fractional Securities. No fractional securities or scrip representing fractional shares shall be issued upon the exercise of all or any part of this Warrant. With respect to any fraction of a security called for upon any exercise of this Warrant, the Company shall pay to the Holder an amount in money equal to that fraction multiplied by the current market value of that security. The current market value shall be determined as follows:

           (i) if the security at issue is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or quoted on the National Market System of the National Association of Securities Dealers Automated Quotation System, Inc. ("Nasdaq") quotation service, the current value shall be the last reported sale price of that security on such exchange or system on the last business day prior to the date of the applicable exercise of this Warrant or, if no such sale is made on such day, the average of the highest closing bid and lowest asked price for such day on such exchange or system; or

           (ii) if the security at issue is not so listed or quoted or admitted to unlisted trading privileges, the current market value shall be the average of the last reported highest bid and lowest asked prices quoted on Nasdaq or, if not so quoted, then by the National Quotation

      Bureau, Inc. on the last business day prior to the date of the applicable exercise of this Warrant; or

           (iii) if the security at issue is not so listed or quoted or admitted to unlisted trading privileges and bid and asked prices are not reported, the current market value shall be determined in such reasonable manner as may be prescribed from time to time by the Board of Directors of the Company.

      10. Rights of the Holder. The Holder shall not be entitled to any rights as a shareholder in the Company by reason of this Warrant, either at law or in equity, except as specifically provided for herein. The Company covenants, however, that for so long as this Warrant is at least partially unexercised, it will furnish any Holder of this Warrant with copies of all reports and communications furnished to the shareholders of the Company.

      11. Charges Due Upon Exercise. The Company shall pay any and all issue or transfer taxes, including, but not limited to, all federal or state taxes, that may be payable with respect to the transfer of this Warrant or the issue or delivery of Warrant Securities upon the exercise of this Warrant.

      12. Warrant Securities to be Fully Paid. The Company covenants that all Warrant Securities that may be issued and delivered to a Holder of this Warrant upon the exercise of this Warrant and payment of the Exercise Price will be, upon such delivery, validly and duly issued, fully paid and nonassessable.

      13. Notices. All notices, certificates, requests or other similar items provided for in this Warrant shall be in writing and shall be personally delivered or deposited in the United States mail, postage prepaid, addressed to the respective party as indicated in the portions of this Warrant preceding
 Section 1. All notices shall be deemed to be delivered upon personal delivery or upon the expiration of three business days following deposit in the United States mail, properly addressed and with postage prepaid. The addresses of the parties may be changed, and addresses of other Holders and holders of Warrant Securities may be specified, by written notice delivered pursuant to this Section 13. The Company's principal office shall be deemed to be the address provided pursuant to this Section for the delivery of notices to the Company.

      14. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the state of Colorado, and courts located in Colorado shall have exclusive jurisdiction over all disputes arising hereunder.

      15.  Miscellaneous Provisions.

      Subject to the terms and conditions contained herein, this Warrant shall be binding on the Company and its successors and shall inure to the benefit of the original Holder, its successors and assigns and all holders of Warrant Securities. The exercise of this Warrant in full shall not terminate the provisions of this Warrant as it relates to holders of Warrant Securities.

      (a) If the Company fails to perform any of its obligations hereunder, it shall be liable to the Holder for all damages, costs and expenses resulting from the failure, including, but not limited to, all reasonable attorney's fees and disbursements.

      (b) This Warrant cannot be changed or terminated or any performance or condition waived in whole or in part except by an agreement in writing signed by the party against whom enforcement of the change, termination or waiver is sought.

      (c) If any provision of this Warrant shall be held to be invalid, illegal or unenforceable, such provision shall be severed, enforced to the extent possible, or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability shall not affect the remainder of this Warrant.

      (d) The Company agrees to execute such further agreements, conveyances, certificates and other documents as may be reasonably requested by the Holder to effectuate the intent and provisions of this Warrant.

      (e) Paragraph headings used in this Warrant are for convenience only and shall not be taken or construed to define or limit any of the terms or provisions of this Warrant. Unless otherwise provided, or unless the context shall otherwise require, the use of the singular shall include the plural and the use of any gender shall include all genders.

                                        RENTECH, INC.
 ATTEST:


 By:
     -------------------------      By: --------------------------
                  , Secretary                         , President

                               NOTICE OF EXERCISE
                                to RENTECH, INC.

     (to be executed by a Holder desiring to exercise the right pursuant to a Warrant issued by Rentech, Inc., in connection with its 1997 private placement of its 10% convertible subordinated notes, to purchase Units)

      The undersigned Holder of a Warrant hereby:

      (a) irrevocably elects to exercise the attached Warrant to the extent of purchasing --------------- Units, consisting of one 10% convertible subordinated promissory note of Rentech, Inc., each in the principal amount of $10,000, and 10,000 shares of the $.01 par value Common Stock of Rentech, Inc.;

      (b) makes payment in full of the aggregate Exercise Price for those Units in the amount of $_____________ by the delivery of certified funds or a bank cashier's check in the amount of $_____________;

      (c) requests that certificates evidencing the securities underlying such Units be issued in the name of the undersigned or, if the name and address of some other person is specified below, in the name of such other person:


                ----------------------------------------------
                ----------------------------------------------
                ----------------------------------------------


                ----------------------------------------------
             (Name and address of person other than the undersigned
                    in whose name Units are to be registered)

      (d) requests, if the number of Units purchased are not all the Units purchasable to the unexercised portion of the Warrant, that a new Warrant of like tenor for the remaining Units purchasable pursuant to the Warrant be issued and delivered to the undersigned at the address stated below.


 Dated:
        --------------------      ------------------------------------
                                  Signature
                                  (This signature must conform in all
                                  respects to the name of the Holder
                                  as specified on the face of the Warrant)


 -------------------------        ------------------------------------
 Social Security Number or        Printed Name
 Employer ID Number

                                  Address:
                                            --------------------------
                                            --------------------------

                               ASSIGNMENT FORM

       (of Unit issued by Rentech, Inc. Consisting of One 10% Convertible Subordinated Promissory Note and 10,000 Shares of $.01 Par Value
                                Common Stock)

 FOR VALUE RECEIVED, the undersigned, ----------------------------------
 ---------------------------, hereby sells, assigns and transfers unto:

 Name:  -----------------------------------------------------------------
                     (Please type or print in block letters)

 Address:  --------------------------------------------------------------
 ------------------------------------------------------------------------


 the right to purchase ------------------------------------------ Units of
 Rentech, Inc. (the "Company") pursuant to the terms and conditions of the Warrant held by the undersigned. The undersigned hereby authorizes and directs the Company (i) to issue and deliver to the above-named assignee at the above address a new Warrant pursuant to which the rights to purchase being assigned may be exercised, and (ii) if there are rights to purchase Units remaining pursuant to the undersigned's Warrant after the assignment contemplated herein, to issue and deliver to the undersigned at the address stated below a new Warrant evidencing the right to purchase the number of Units remaining after issuance and delivery of the Warrant to the above-named assignee. Except for the number of Units purchasable, the new Warrants to be issued and delivered by the Company are to contain the same terms and conditions as the undersigned's Warrant. To complete the assignment contemplated by this Assignment Form, the undersigned hereby irrevocably constitutes and appoints -----------------------------------
 ---------------------------- as the undersigned's attorney-in-fact to transfer the Warrants and the rights thereunder on the books of the Company with full power of substitution for these purposes.


 Dated:
        -----------------           ---------------------------------
                                    Signature
                                    (This signature must conform in all
                                    respects to the name of the Holder as
                                    specified on the face of the Warrant)

                                    ---------------------------------
                                    Printed Name

                           Address: ---------------------------------
                                    ---------------------------------